UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding its financial and operational trends.

The Company continues to experience significant year-over-year negative impacts to passenger demand and bookings due to the COVID-19 pandemic.

Leisure passenger demand and operating revenues performed in-line with the Company's expectations in January 2021. The Company has recently experienced an improvement in leisure passenger demand and bookings in February 2021, compared with previous estimations. The Company expects a sequential improvement in year-over-year operating revenues from February to March 2021, as compared with February and March 2019, with leisure passenger demand expected to modestly improve from a seasonally weaker time period in February 2021 to a seasonally stronger time period in March 2021. Business travel demand and bookings remain depressed.

The following table presents selected monthly revenue, load factor, and available seat miles (ASMs, or capacity) results for January and estimates for February and March 2021. These projections are based on the Company's current outlook and actual results could differ materially.

	January 2021	Estimated February 2021	Estimated March 2021
Operating revenue year-over-year	Down ~66%	Down 65% to 70%	Down 20% to 30%
Previous estimation	Down 65% to 70%	Down 65% to 75%	(b)
As compared with 2019	Down ~65%	Down 65% to 70%	Down 55% to 65%
Load factor	~53%	60% to 65%	60% to 70%
Previous estimation	50% to 55%	50% to 55%	(b)
ASMs year-over-year	Down ~40%	Down ~46%	Down ~15%
Previous estimation	Down ~41%	(a)	Down ~16%
As compared with 2019	Down ~42%	Down ~45%	Down ~30%
(a) Remains unchanged from previously provided estimation.
(b) No previous estimation provided.

The Company continues to expect its first quarter 2021 capacity to decrease approximately 35 percent compared with first quarter 2020, and decrease approximately 38 percent compared with first quarter 2019. The Company will soon be adjusting its published flight schedule in April 2021, and currently expects April 2021 capacity to increase approximately 81 percent, year-over-year, and decrease approximately 25 percent compared with April 2019.

Passenger demand and booking trends remain primarily leisure-oriented and inconsistent by region. The Company remains cautious in this uncertain demand environment and continues to plan for multiple scenarios for its fleet and capacity plans. The Company will continue to monitor demand and booking trends and adjust capacity, as deemed necessary, on an ongoing basis. As such, the Company’s actual flown capacity may differ materially from currently published flight schedules or current estimations.

In November 2020, the Federal Aviation Administration (FAA) issued official requirements to enable airlines to return the Boeing 737 MAX (MAX) to service. The Company is currently working to meet the FAA's requirements by modifying certain operating procedures, implementing enhanced Pilot training requirements, installing FAA-approved flight control software updates, and completing other required maintenance tasks specific to the MAX aircraft. The Company has scheduled the MAX return to revenue service on March 11, 2021, after the Company is expected to have met all FAA requirements and all active Pilots are expected to have received updated, MAX-related training.

Based on the Company's existing fuel derivative contracts and market prices as of February 11, 2021, the Company continues to estimate its first quarter 2021 economic fuel costs to be in the range of $1.60 to $1.70 per gallon1, including $25 million, or $.09 per gallon, in premium expense and no cash settlements from fuel derivative contracts. The Company also continues to expect first quarter 2021 operating expenses, excluding fuel and oil expense and special items, to decrease in the range of 15 to 20 percent, year-over-year2.

The Company's average core cash burn was approximately $15 million per day in January 2021. The Company now estimates its average core cash burn to be approximately $15 million per day in first quarter 2021, compared with its previous guidance of approximately $17 million per day, primarily due to improving operating revenue trends in first quarter 2021. Including certain changes in working capital, the Company continues to expect average core cash burn in first quarter 2021 to be in the range of $10 million to $15 million per day.

Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average daily core cash burn is calculated as Loss before income taxes, non-GAAP3, adjusted for Depreciation and amortization expense; capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable cash and profit break-even results. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program proceeds; Supplier proceeds; voluntary separation and extended emergency time off program payments; and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital—including changes in Air traffic liability and cash payments for voluntary separation and extended emergency time off program payments, among other items—the Company's average core cash burn was approximately $10 million per day in January 2021.

As of February 12, 2021, the Company had cash and short-term investments of approximately $13.7 billion, well in excess of debt outstanding. The Company continues to expect to receive the remaining extended payroll support proceeds of approximately $864 million under the Consolidated Appropriations Act, 2021, by the end of first quarter 2021.

The Company continues to have unencumbered assets with an estimated value of approximately $12 billion, including approximately $10 billion in aircraft and approximately $2 billion in non-aircraft assets such as spare engines, ground equipment, and real estate. In addition to the value from aircraft and other physical assets, the Company has significant value from its Rapid Rewards® loyalty program. The Company's adjusted debt4 to invested capital (leverage) is currently 58 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

2Year-over-year projections do not reflect the potential impact of fuel and oil expense and special items in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s expectations with respect to Consumer demand for air travel, including factors and assumptions underlying the Company’s expectations; (ii) the Company’s financial estimates and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (iii) the Company’s plans and expectations with respect to load factors and capacity; (iv) the Company’s fleet plans and expectations, including with respect to the 737 MAX return to service; (v) the Company’s expectations with respect to fuel costs; (vi) the Company's expectations with respect to average core cash burn and liquidity, including related assumptions; and (vii) the Company’s plans and assumptions related to future receipts pursuant the payroll support program extension ("PSP Extension") under the Consolidated Appropriations Act, 2021. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic including through any new variant strains of the underlying virus; the effectiveness and availability of vaccines; the duration and scope of related government orders and restrictions; the duration and scope of the Company’s actions to address Customer and Employee health concerns; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions; any negative impact of the COVID-19 pandemic on the Company’s ability to retain key Employees; and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the impact of economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, governmental actions, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company's business plans and results of operations; (iv) the United States Department of Treasury’s right pursuant to the PSP Extension to amend the documents or require new or additional conditions of the PSP Extension in ways that may be materially adverse to the Company; (v) the impact of the Company’s obligations and restrictions related to its participation in the U.S. Treasury’s payroll support program, including restrictions and obligations associated with its loans from, and warrants issued to, the U.S. Treasury; and any related negative impact on the Company’s ability to retain key Employees; (vi) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the PSP Extension and that may have a material adverse effect on the Company; (vii) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (viii) the Company's dependence on third parties; (ix) the impact of labor matters on the Company’s results of operations, business decisions, plans, and strategies; and (x) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

February 16, 2021	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)